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                                                                    Exhibit 5.1













                  [Letterhead of Wachtell, Lipton, Rosen & Katz]







                                 May 19, 1998





USA Networks, Inc.
152 West 57th Street
New York, New York 10019

     Re: Registration Statement on
         Form S-4 of USA Networks, Inc.

Members of the Board:

      We are acting as special counsel to USA Networks, Inc., a Delaware corporation ("USAi"), in connection with the above-captioned Registration Statement filed by USAi with the Securities and Exchange Commission (the "Registration Statement") with respect to the shares of common stock, par value $.01 per share (the "USAi Common Stock"), proposed to be issued in connection with (i) the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 20, 1998, attached as Appendix A of the Proxy Statement/Prospectus forming a part of the Registration Statement, by and among USAi, Brick Acquisition Corp., an Illinois corporation and subsidiary of USAi
("Merger Sub"), and Ticketmaster Group, Inc., an Illinois corporation ("Ticketmaster"), pursuant to which Merger Sub will be merged with and into Ticketmaster with Ticketmaster being the surviving corporation and a subsidiary of USAi (the "Merger").

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USA Networks, Inc.
May 19, 1998
Page 2



      In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of USAi and Merger Sub, and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

      Based upon and subject to the foregoing, we are of the opinion that the USAi Common Stock being registered under the Registration Statement, when issued pursuant to the Merger following approval of the Merger Agreement, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the Proxy Statement/Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                       Very truly yours,



                                       /s/ Wachtell, Lipton, Rosen and Katz